UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2021

OLYMPIC STEEL, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Mill Creek Blvd. Suite 650, Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (216) 292-3800

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, without par value	ZEUS	The NASDAQ Stock Market, LLC.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 5.07.        Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Olympic Steel, Inc. (the “Company”) was held on May 7, 2021. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. The shareholders elected Michael D. Siegal, Arthur F. Anton, Richard T. Marabito, Michael G. Rippey, and Vanessa L. Whiting as directors of the Company to serve until the Company’s 2023 Annual Meeting of Shareholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Michael D. Siegal	8,278,176	485,931	850,555
Arthur F. Anton	7,927,326	836,781	850,555
Richard T. Marabito	8,598,452	165,655	850,555
Michael G. Rippey	8,333,970	430,137	850,555
Vanessa L. Whiting	8,634,915	129,192	850,555

Proposal 2. The shareholders approved the ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2021. The voting results were as follows:

For	Against	Abstain
9,598,615	9,061	6,986

Proposal 3. The shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,497,432	208,907	57,768	850,555

Proposal 4. The shareholders approved an amendment to the Company’s Amended and Restated 2007 Omnibus Incentive Plan to increase the number of shares of the Company’s common stock issuable thereunder by 400,000. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,356,401	398,339	9,367	850,555

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

	By:	/s/ Richard A. Manson
		Name:	Richard A. Manson
		Title:	Chief Financial Officer

Date: May 11, 2021